Exhibit 4(w)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                        Spousal Protection Benefit Rider

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

This rider was issued because you selected the Spousal Protection Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The Rider Fee Percentage for this rider is 0.15%

The following changes are made to your Contract.


1.       Co-Annuitant

The Co-Annuitant must be your spouse. As a condition of this rider, your spouse must also be the sole Primary Beneficiary. You may change the Co-Annuitant to a new spouse at any time by providing written notice and proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

The Co-Annuitant will be deemed to be an Annuitant under the Contract during the Accumulation Phase except under the following circumstances:

o The Death of Annuitant provision does not apply on the death of the Co-Annuitant.

o    The latest Payout Start Date will be determined based solely upon your age.

2.       Death of Co-Annuitant

If the Co-Annuitant dies prior to the Payout Start Date, then subject to the following conditions, the Contract will be continued according to Option D under the Death of Owner provision of your Contract:

o The Co-Annuitant must have been your legal spouse on the date of his or her death; and

o Option D of the Death of Owner provision of your Contract has not been previously exercised.

The Contract may only be continued once under Option D of the Death of Owner provision.

The Spousal Protection Benefit Rider will terminate as of the date we determine the Death Proceeds.

3.       Rider Fee

A Rider Fee will be deducted annually on each Contract Anniversary from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. The Rider Fee for this rider is shown above.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will

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be deducted on each subsequent Contract Anniversary up to and including the date the rider is terminated.

The Rider Fee is calculated as follows:

     o For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full remaining months from the Rider Date to the Contract Anniversary, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Contract Value as of such Contract Anniversary.

     o For subsequent Contract Anniversaries, the Rider Fee is equal to the Rider Fee Percentage multiplied by the Contract Value as of that Contract Anniversary.

If this Rider terminates for any reason other than death of the Co-Annuitant, death of the Owner or the or the Contract reaching the Payout Start Date, we will deduct a Rider Fee from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. The Rider Fee will be prorated to cover the period from the last Contract Anniversary to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Contract Value immediately prior to termination.

4.       Termination of this Rider

You may terminate this rider upon divorce by providing written notice and proof of divorce in a form satisfactory to us. The rider will terminate on the date we accept the request. We reserve the right to allow terminations at any other time on a non-discriminatory basis. Otherwise, this Spousal Protection Benefit Rider will terminate on the earliest of the following:

o    On the date the rider is terminated under Section II, above; or

o    On the date the Primary Beneficiary is changed; or

o    Upon the death of the Owner; or

o    On the date the Contract is terminated; or

o    On the Payout Start Date.


Except as amended by this rider, the Contract remains unchanged.





Secretary                                   Chairman and Chief Executive Officer


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Exhibit 4(x)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")


                      Spousal Protection Benefit Rider for
                    Custodial Individual Retirement Accounts



As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

This rider was issued because you selected the Spousal Protection Benefit Rider for Custodial Individual Retirement Accounts. This rider modifies the benefit provided by the Contract, to the extent described below, and the charge for this rider is in addition to charges defined in the Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of the Contract: xx/xx/xxxx

The Rider Fee Percentage for this rider is 0.00%

If the Owner (and Beneficiary, if applicable) of the Contract is a custodian or trustee of an Individual Retirement Account ("the IRA") established pursuant to Internal Revenue Code Section 408(a), then the following changes are made to your Contract.

1.       Co-Annuitant

The Annuitant must be the beneficial owner of the IRA. The beneficial owner is the individual for whose exclusive benefit the IRA was created. The Co-Annuitant must be the legal spouse of the Annuitant. As a condition of this rider, the Co-Annuitant is the sole beneficiary of the IRA. The Owner may change the Co-Annuitant to a new spouse of the Annuitant at any time by providing written notice and proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date the Owner signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under this Contract.

The Co-Annuitant will be deemed to be an Annuitant under the Contract during the Accumulation Phase except under the following circumstances:

.. The Death of Annuitant provision does not apply on the death of the Co-Annuitant. . The latest Payout Start Date will be determined based solely upon the Annuitant's age. . The Co-Annuitant is not considered a beneficial owner of the IRA.


II.      Conditions for Enforceability

Conditions for enforcing the Spousal Protection Benefit Rider for Custodial Individual Retirement Accounts:

o The Annuitant must be the beneficial owner of the IRA at the time of the Co-Annuitant's death; and

o    We have made no income payments under an Income Plan; and

o    We have received proof  satisfactory to us that the  Co-Annuitant has died;
     and

o The Owner provides us with a signed certification upon the death of the Co-Annuitant that the Co-Annuitant is the sole beneficiary of the IRA and the legal spouse of the Annuitant.

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Any benefits provided under this rider are only payable when the Conditions for
Enforceability are met.

III.     Death of Co-Annuitant

If all of the conditions in Section II, above, are satisfied, then Section III, Death of Co-Annuitant applies. If the Co-Annuitant dies prior to the Payout Start Date, then subject to the following conditions, the Contract will be continued according to Option D under the Death of Owner provision of the
Contract:

o The Co-Annuitant must have been the legal spouse of the Annuitant on the date of his or her death; and

o    The Owner may not thereafter name a new Co-Annuitant; and

o    The custodian or trustee of the IRA must remain Owner of the Contract; and

o    The Contract may only be continued once.

This rider will terminate as of the date we determine the Death Proceeds.

IV.      Rider Fee

A Rider Fee will be deducted annually on each Contract Anniversary from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. The Rider Fee for this rider is shown on page 1 of this rider.

         The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the rider is terminated.

         The Rider Fee is calculated as follows:

          o For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full remaining months from the Rider Date to the Contract Anniversary, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Contract Value as of such Contract Anniversary.

          o For subsequent Contract Anniversaries, the Rider Fee is equal to the Rider Fee Percentage multiplied by the Contract Value as of that Contract Anniversary.

         If this Rider terminates for any reason other than death of the Co-Annuitant, death of the Annuitant or the Contract reaching the Payout Start Date, we will deduct a Rider Fee from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. The Rider Fee will be prorated to cover the period from the last Contract Anniversary to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Contract Value immediately prior to termination. Rider Fees under this Contract are non-refundable.

V.       Termination of this Rider

The Owner may terminate this rider upon the divorce of the Annuitant and Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate this rider by providing written notice in a form satisfactory to us of a change in the beneficiary of the IRA. The rider will terminate on the date we accept the request. We reserve the right to allow terminations at any other time on a non-discriminatory basis. Otherwise, this Spousal Protection Benefit Rider for Custodial Individual Retirement Accounts will terminate on the earliest of the following:

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o    On the date the rider is terminated under Section III, above; or

o    Upon the death of the Annuitant; or

o    On the date the Contract is terminated; or

o    On the Payout Start Date.


Except as amended by this rider, the Contract remains unchanged.




Secretary                                   Chairman and Chief Executive Officer


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